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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 3, 2002
                                                         ----------------


                         TRIANGLE PHARMACEUTICALS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                      000-21589                 56-1930728
        --------                      ---------                 ----------
(State or other jurisdiction    (Commission: File Number)      (IRS Employer
 of incorporation)                                        Identification Number)






4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE, DURHAM, NORTH CAROLINA       27707
-----------------------------------------------------------------       -----
                  (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code: (919) 493-5980
                                                           --------------


                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On December 3, 2002, Triangle Pharmaceuticals, Inc. (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Gilead Sciences, Inc. ("Gilead") and Simbolo Acquisition Sub, Inc., a wholly owned subsidiary of Gilead (the "Purchaser"). Under the Merger Agreement and subject to its conditions, the Purchaser will commence a cash tender offer (the "Offer") for all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company, at a purchase price of $6.00 per share in cash. Following consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Gilead (the "Merger"), and all remaining outstanding shares of Company common stock will be converted into the right to receive $6.00 per share in cash.

         In connection with the Merger Agreement, in order to induce Gilead and the Purchaser to enter into the Merger Agreement, stockholders owning approximately 42% of the Company's outstanding common stock in the aggregate are entering into Stockholder Agreements, each dated December 3, 2002 (the "Stockholder Agreements"), with Gilead and the Purchaser, under which such stockholders have agreed or will agree, among other things, to tender the shares of Company common stock held by them in the Offer. Under the terms of certain of the Stockholder Agreements, the applicable stockholders are also granting Gilead a proxy with respect to the voting of their shares of Company common stock, upon the terms set forth in the Stockholder Agreements. Each Stockholder Agreement terminates upon the valid termination of the Merger Agreement.

         The obligation of the Purchaser to accept for payment and pay for shares of Company common stock tendered in the Offer is subject to a number of conditions described in the Merger Agreement including that at least a majority of the adjusted outstanding shares of Company common stock are validly tendered. If fewer than 90% of the shares of Company common stock then outstanding are tendered and not withdrawn on the 20th business day following commencement of the Offer, the Purchaser may, at its discretion, extend the offer for an additional period of not more than ten business days, and following consummation of the Offer may exercise the option to purchase additional shares of Company common stock described above.

         In order to induce the Company to enter into the Merger Agreement, Gilead has agreed to loan the Company $50 million on or prior to December 10, 2002, to be evidenced by a 7.5% Convertible Promissory Note (the "Note"). The Note will have a five-year term but will be repayable by the Company without penalty after its third anniversary, or prior to its first anniversary upon a change in control of the Company. After the Note's first anniversary, Gilead may convert all or a portion of the Note into shares of common stock of the Company at a conversion price of $6.90 per share. After the Note's first anniversary, Gilead may also require the Company to repurchase the Note without penalty upon a change of control of the Company. The Note will be subordinated to certain senior indebtedness of the Company. The Company will also grant shelf registration rights with respect to the shares of Company common stock issuable upon conversion of the Note under the terms of an Investor Rights Agreement to be entered into between the Company and Gilead (the "Investor Rights Agreement," and together with the Note, the "Financing Documents").

         Pursuant to the Merger Agreement, the Company granted to the Purchaser and Gilead an option to purchase, at a price of $6.00 per share, that number of shares of Company common stock equal to the number of shares of Company common stock that, when added to the number of shares of Company common stock owned by the Purchaser, Gilead and any other wholly owned subsidiary of Gilead immediately following the consummation of the Offer, would constitute more than 90% of the shares of Company common stock outstanding. This option is exercisable only following the consumption of the Offer. If exercised, this Option would permit the Purchaser to effect the Merger without the Company holding a stockholders' meeting. The Purchaser and Gilead may not exercise the option to the extent that the number of shares of Company common stock subject to the option would exceed the number of authorized shares of Company common stock available for issuance or would be subject to legal or regulatory prohibition.
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         In addition, in connection with the Merger Agreement, the Company adopted an amendment dated December 3, 2002 to the Rights Agreement dated February 1, 1999 by and between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended on June 2, 1999, August 24, 2001 and July 30, 2002 (as amended, the "Rights Agreement"). The amendment to the Rights Agreement provides that no person or entity will be deemed an "Acquiring Person" under the Rights Agreement by reason of any transaction contemplated by the Merger Agreement, the Stockholder Agreement or the Financing Documents and none of the transactions contemplated by the Merger Agreement, the Stockholder Agreements or the Financing Documents will trigger the ability to exercise any rights under the Rights Agreement.

         The amendment is attached as an exhibit to the Form 8-A/A Registration Statement filed with the Securities and Exchange Commission on the date hereof. A copy of the Rights Agreement and each amendment is available to stockholders free of charge from the Company.

         On December 4, 2002, the Company and Gilead issued a press release announcing the execution of the Merger Agreement and the Stockholder Agreements. The Merger Agreement, the form of Note, the form of Investor Rights Agreement and the press release are attached hereto as Exhibits 2.1, 2.2, 2.3 and 99.1, respectively, and are incorporated herein by reference in their entirety. The foregoing descriptions of the Merger Agreement, the Stockholder Agreements, the Note and the Investor Rights Agreement are not complete and we urge you to read the full text of the agreements.

         The Merger is subject to various closing conditions. The Company currently anticipates that the Merger will close during the first half of 2003.



Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits.

         (c)  Exhibits.

                  The following exhibits are filed herewith:

         EXHIBIT NO.               DESCRIPTION
         -----------               -----------

              2.1 Agreement and Plan of Merger dated as of December 3, 2002 by and among Gilead Sciences, Inc., Simbolo Acquisition Sub, Inc. and Triangle Pharmaceuticals, Inc.



              2.2   Form of 7.5% Convertible Promissory Note



              2.3 Form of Investor Rights Agreement by and between Gilead Sciences, Inc. and Triangle Pharmaceuticals, Inc.



              99.1 Press Release, issued by Triangle Pharmaceuticals, Inc. and Gilead Sciences, Inc. on December 4, 2002




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                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: December 4, 2002



                                       TRIANGLE PHARMACEUTICALS, INC.


                                       By: /s/ R. Andrew Finkle
                                           ------------------------------------
                                           Name:  R. Andrew Finkle
                                           Title: Executive Vice President and
                                                  General Counsel




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                                  EXHIBIT INDEX


         EXHIBIT NO.                    DESCRIPTION
         -----------                    -----------

              2.1 Agreement and Plan of Merger dated as of December 3, 2002 by and among Gilead Sciences, Inc., Simbolo Acquisition Sub, Inc. and Triangle Pharmaceuticals, Inc.



              2.2   Form of 7.5% Convertible Promissory Note



              2.3 Form of Investor Rights Agreement by and between Gilead Sciences, Inc. and Triangle Pharmaceuticals, Inc.



              99.1 Press Release, issued by Triangle Pharmaceuticals, Inc. and Gilead Sciences, Inc. on December 4, 2002